UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On May 3, 2019, Spectrum Global Solutions, Inc., a Nevada corporation (the “Company”) and Dominion Capital LLC (the “Holder”) entered into an exchange agreement (the “Exchange Agreement”) to exchange two Senior Secured Convertible Promissory Notes, with principal amounts of $1,052,631.58 plus accrued interest and $295,746.73 plus accrued interest respectively, for a single Senior Secured Convertible Promissory note with a principal amount of $1,571,133.67 (the “Exchange Note”).

Exchange Note

The interest on the outstanding principal due under the Exchange Note accrues at a rate of 12% per annum. All principal and accrued interest under the Exchange Note is due on October 17, 2020 and is convertible into shares of the Company’s Common Stock. The conversion price in effect on the date such conversion is effected shall be equal to (i) initially, $0.10 or (ii) on or after the date of the closing of the next public or private offering of equity or equity-linked securities of the Company in which the Company receives gross proceeds in an amount greater than $100,000, one hundred and five percent (105%) of the price of the Common Stock issuable in the offering. While during the first six months that the Exchange Note is outstanding, only interest payments are due to the Holder, beginning in October 2019, and on each monthly anniversary thereafter until maturity, amortization payments are due for principal and interest due under the Exchange Note. The Exchange Note includes customary events of default, including non-payment of the principal or accrued interest due on the Exchange Note. Upon an event of default, all obligations under the Exchange Note will become immediately due and payable.

The Holder was granted a right to participate in future financing transactions of the Company while the Exchange Note remains outstanding.

The foregoing summaries of the terms of the Exchange Note and the Exchange Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1 and 10.1, respectively, which are incorporated by reference herein.

Satisfaction of Promissory Notes

On April 25, 2017, pursuant to the terms of an Asset Purchase Agreement with InterCloud Systems, Inc. (“InterCloud”), the Company purchased 80.1% of the assets associated with InterCloud’s “AW Solutions” business (“AWS”) including, but not limited to, fixed assets, real property, intellectual property, and accounts receivables (collectively, the “Assets”). The purchase price paid by the Company for the Assets included the issuance to InterCloud of a convertible promissory note in the aggregate principal amount of $2,000,000 (the “AW Note”) as partial consideration for the acquisition.

On February 27, 2018, pursuant to the terms of an Asset Purchase Agreement with InterCloud, the Company purchased all of the issued and outstanding capital stock and membership interests of ADEX Corp. (“ADEX”). The Company issued a convertible promissory note in the aggregate principal amount of $2,000,000 (the “ADEX Note”, and together with the AW Note, the “Notes”) to InterCloud as partial consideration for the acquisition of ADEX.

On May 6, 2019, in accordance with terms of the Notes, the Company issued an aggregate of 15,707,163 shares of the Company’s common stock to InterCloud pursuant to the automatic forced conversion of all outstanding obligations under the Notes, in full satisfaction thereof. The shares issued were unregistered and are subject to Rule 144 restrictions.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Exchange Note and the related Exchange Agreement is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Exchange Note is incorporated herein by reference. The issuance of the Exchange Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Exchange Note, dated as of May 3, 2019.
10.1	Form of Exchange Agreement, dated as of May 3, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Exchange Note, dated as of May 3, 2019.
10.1	Form of Exchange Agreement, dated as of May 3, 2019.

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